                                                                    EXHIBIT 1.1

                         MAGNUM HUNTER RESOURCES, INC.

                                2,000,000 SHARES
                                  COMMON STOCK
                          (PAR VALUE $0.002 PER SHARE)

                               ----------------

                             UNDERWRITING AGREEMENT

                                                             November ____, 1997


RAUSCHER PIERCE REFSNES, INC.
OPPENHEIMER & CO., INC.
JOHNSON RICE & COMPANY L.L.C.
VAN KASPER & COMPANY
    As representatives of the several Underwriters named in Schedule I hereto,
c/o Rauscher Pierce Refsnes, Inc.
2711 N. Haskell Ave., Suite 2400
Dallas, Texas  75204-2936

Ladies and Gentlemen:

         Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,500,000 shares of the Company's common stock, par value $0.002 per share (the "Common Stock") and, at the election of the Underwriters, up to 997,500 additional shares of Common Stock, and Gary C. Evans (the "Selling Shareholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 150,000 shares of Common Stock. The aggregate of 6,650,000 shares of Common Stock to be sold by the Company and the Selling Shareholder is herein called the "Firm Shares" and the 997,500 additional shares of Common Stock to be sold by the Company are herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                          (i) A registration statement on Form S-3 (File No. 333-_____) in respect of the Shares has been filed with the United States Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered
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                 to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter called a "Preliminary Prospectus"); the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus"; if the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement;

                          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein;

                          (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit





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                 to state a material fact required to be stated therein or
                 necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the company by an Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the last paragraph at the bottom of the front cover page concerning the terms of the offering by the Underwriters, the legends concerning over-allotment and trading activities of the Underwriters and their affiliates on the inside front cover page and the paragraphs under the caption "Underwriting" in the Prospectus;

                          (iv) The Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). The documents incorporated by reference into the Prospectus (the "Incorporated Documents"), when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any Incorporated Documents filed subsequent to the date of the Prospectus shall, when filed with the Commission, conform in all respects to the requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as applicable. All reports and statements required to be filed by the Company under the Securities Act and the Exchange Act have been filed, together with all exhibits required to be filed therewith. The documents and agreements so filed which are described in the Prospectus are in full force and effect on the date hereof and neither the Company nor any of the Subsidiaries (as defined below), nor, to the knowledge of the Company, any other party thereto is in breach of or default under a material provision of any such document or agreement;

                          (v) The only subsidiaries (as defined in the rules and regulations of the Commission under the Securities Act, referred to hereinafter as the "Securities Act Regulations") of the Company are the subsidiaries listed on Schedule II hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries (other than Hunter Butcher International) is a corporation duly organized and validly existing in good standing in the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Hunter Butcher International Limited Liability Company ("Hunter Butcher") is a limited liability company duly organized under the laws of the State of Wyoming. Each of the Subsidiaries is duly registered and qualified to conduct its business and is in good





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                 standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not have a material adverse effect on (a) the validity of the capital stock of the Company, (b) this Agreement and the transactions contemplated hereby and (c) the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company (such an adverse effect to be hereinafter referred to as a "Material Adverse Effect");

                          (vi) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, which is material to the Company and the Subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities (other than upon exercise of options outstanding on the date hereof pursuant to the Company's 1996 Incentive Stock Option Plan or upon conversion of the convertible preferred stock or the exercise of warrants, each as described in the Prospectus and outstanding on such respective dates), or incurred any material liability or obligation, direct or contingent, for borrowed money not in the ordinary course of business other than as described in the Prospectus, (ii) entered into any material transaction other than in the ordinary course of business other than as described in the Prospectus or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock (excluding changes contemplated by clause (i) hereof) or long term debt of the Company and the Subsidiaries taken as a whole or any material adverse change in or affecting the general affairs, business, management, financial conditions, stockholders' equity or results of operation of the Company or any of the Subsidiaries;

                          (vii) Except as to its interests in oil and gas leases, each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property which are material to its business and/or reflected as owned by it in the financial statements included in the Prospectus, in each case free and clear of all liens, mortgages, charges, claims, encumbrances, pledges, security interests, defects and other restrictions except those disclosed in the Prospectus or those which do not have a material adverse effect or do not materially adversely affect the use made or proposed to be made of such property. Each of the Company and the Subsidiaries has good and





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                 defensible title to its interests in oil and gas leases, free and clear of any liens, mortgages, charges, claims, encumbrances, pledges, security interests, defects and other restrictions of any kind, except liens and encumbrances under operating agreements, unitization and pooling arrangements and crude oil and gas sales contracts that secure payment of amounts not yet due and payable and which are of a nature and scope customary in connection with similar oil and gas drilling and producing operations, and except those which, individually or in the aggregate, are not material in amount and do not materially adversely affect the use made and proposed to be made of such oil and gas leases. Except to the extent described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and the Subsidiaries reflect in all material respects the right of the Company and the Subsidiaries to develop, exploit and explore their properties. The Company and each of the Subsidiaries has conducted such title investigations and has acquired its interest in oil and gas leases in such manner as is customary in the oil and gas industry for the respective regions in which the property subject to such leases is located. The Company and each of the Subsidiaries has complied in all material respects with the terms of oil and gas leases in which each purports to own an interest, and no claim of any sort has been asserted by any person or entity adverse to the rights of the Company or any of the Subsidiaries as lessee or sublessee under any of such leases or questioning its rights to the continued possession of the leased premises under any such lease, except with respect to claims which do not materially adversely affect the use made and proposed to be made of such oil and gas leases by the Company or any of the Subsidiaries. The concessions, reservations, licenses, permits and rights to hydrocarbons held by the Company and each of the Subsidiaries are valid, subsisting and enforceable with such exceptions which do not materially adversely affect the use made and proposed to be made of such oil and gas leases. Except as set forth in the Prospectus, the Company and each of the Subsidiaries (i) do not own or lease any real or personal property, the loss of which would have a Material Adverse Effect and (ii) own or lease or have the right to use or enjoy the benefits of all properties as are necessary to its respective operations as now conducted;

                          (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;





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                          (ix) The authorized, the issued and the issued and
                 outstanding capital stock of the Company set forth in the Prospectus is true and correct in all respects, and all of the issued shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; and all of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares which have not been complied with; except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries is a party to or bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting any securities or rights or obligations of security holders of the Company or any of the Subsidiaries and there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of Common Stock or any other class of capital stock of the Company; and, except as set forth in the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the United States (other than sales of Shares owned by the Company and its affiliates);

                          (x) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus;

                          (xi) The Company has full legal right, power and
                 authority to authorize, issue, deliver and sell the Shares, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. This Agreement has been duly and properly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                          (xii) The issue and sale of the Shares to be sold by the Company hereunder, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an





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                 obligation for borrowed money or other material agreement or instrument (hereinafter "Contract") to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation and Bylaws of the Company, the charter documents of any of the Subsidiaries or any statute or any law, ordinance, statute, judgment, decree, order, rule or regulation ("Law") of any Federal, state and local governmental authority, arbitrator, court, tribunal regulatory body or administrative agency or other governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of the Subsidiaries or any of their properties (hereinafter "Governmental Agency"); and no consent, approval, authorization, order, registration or qualification (hereinafter referred to as "Government Authorization") of or with any such Governmental Agency is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc.;

                          (xiii) Except as set forth in the Prospectus, no officer, director or 5% or greater stockholder of the Company or any of the Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (i) a material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of the Subsidiaries or (B) purchases from or sells or furnishes to the Company or any of the Subsidiaries any goods or services or (ii) a material beneficiary interest in any contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or affected. There are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of the Subsidiaries and any such officer, director, 5% or greater stockholder, "affiliate" or "associate." For the purpose of this subsection (__), interests which may be excluded from disclosure pursuant to the instructions to items of Regulation S-K shall be deemed to be per se not material;

                          (xiv) The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment





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                 and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of the Subsidiaries. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent;

                          (xv) Except as identified on Schedule II attached hereto, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan" an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as identified on Schedule II attached hereto, neither the Company nor any of the Subsidiaries maintains or contributes to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") which could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined;





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                          (xvi)  Neither the Company nor any of the
                 Subsidiaries is in violation of its articles of incorporation, bylaws or any Laws of any Governmental Agency or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract to which it is a party or by which it or any of its properties may be bound;

                          (xvii)  Neither the Company nor any of the
                 Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                          (xviii)  No consent, approval, authorization or order
                 of, and no registration, filing or qualification with, any Governmental Agency, domestic or foreign, is required for the execution, delivery or performance of this Agreement, the issuance and sale of the Shares, or the transactions contemplated hereby or thereby, except such as have been or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws;

                          (xix) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Underwriting," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Indebtedness" and "_____________________," insofar as they purport to describe the provisions of the laws, agreements, contracts, indentures, leases or other documents or instruments referred to therein, are accurate, complete and fair;

                          (xx) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, could, singly or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                          (xxi) Neither the Company nor any of the Subsidiaries
                 is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," or an "affiliated person" of, or "promoter" for, or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");





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
                          (xxii) Except as disclosed in the Prospectus, the Company and each of the Subsidiaries owns or possesses, or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests and other adverse interests of any kind whatsoever, or has applied for or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, technology, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and all licenses and rights with respect to the foregoing (collectively, "Patent and Proprietary Rights") used in the conduct of business as now conducted or proposed to be conducted, except where the failure to apply for or acquire any such Patent and Proprietary Rights would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of any person, corporation or other entity with respect to any Patent and Proprietary Rights, or of any facts which would render any Patent and Proprietary Rights invalid or inadequate to protect the interests of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could have a Material Adverse Effect nor is aware of any obligation or liability to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise;

                          (xxiii)  Except as would not, individually or in the
                 aggregate, have a Material Adverse Effect, (i) the Company and each of the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Governmental Agencies, necessary or required to engage in the business currently conducted by it in the manner described in the Prospectus, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and each of the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

                          (xxiv)  Neither the Company nor any of the
                 Subsidiaries has been notified or is otherwise aware that it is liable with respect to obligations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any applicable existing federal, state, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any "Hazardous Material" ("Environmental Laws"), and it is not aware of any facts or circumstances which could reasonably be expected to result in any such liability. The Company and the Subsidiaries are in substantial compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
                 (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and
                 (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. To the best of the Company's knowledge, no disposal, release or discharge of "Hazardous Material" has occurred on, in, at or about any of the facilities or properties of the Company or any of the Subsidiaries. Except as described in the Prospectus to the best of the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a Material Adverse Effect; (ii) there has been no material spill, disposal, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company or any of the Subsidiaries of any solid waste or Hazardous Materials, except for such spills, disposals, discharges, leaks, emissions, injections, escapes, dumping or releases which would not result in, singularly or in the aggregate, a Material Adverse Effect;

                          (xxv) Deloitte & Touche LLP and Hein + Associates
                 LLP, who have audited certain financial statements of the Company and the Subsidiaries, are, and as of the time of the audits were, independent public accountants of the Company as required by the Securities Act and the rules and regulations of the Commission thereunder;

                          (xxvi) The consolidated financial statements and related notes and schedules included in the Registration Statement, a Preliminary Prospectus or in the Prospectus present fairly the financial position of the Company and the Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the results of operations and cash flows of the Company and the Subsidiaries, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement, Preliminary Prospectus or the Prospectus. The selected financial information included in the Registration Statement, a Preliminary Prospectus or the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. The pro forma financial information included in the Registration Statement, a Preliminary Prospectus or in the Prospectus presents fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company and the Subsidiaries are required by the Securities Act, the Exchange Act or the Securities Act Regulations to be included in the Registration Statement, Preliminary Prospectus or Prospectus;

                          (xxvii)  The information provided by the Company or
                 any of the Subsidiaries to the Petroleum Consultants (as hereinafter defined) for the preparation of the estimates of reserves in the reserve reports for the oil and gas properties of the Company prepared by Gaffney, Cline & Associates Inc., Glenn Harrison Petroleum Consultants, Inc., Ryder Scott Company and James J. Weisman, Jr., independent petroleum consultants (collectively the "Petroleum Consultants"), were at the respective times of delivery thereof to the Petroleum Consultants complete and accurate in all material respects. The Underwriters have received from each Petroleum Consultant a true and correct copy of its reserve report with respect to the Company's interests at December 31, 1996 and December 31, 1995 and the property to be acquired from Burlington in the Permian Basin Acquisition (each a "Reserve Report"), and each of the Reserve Reports and the letters from each of the Petroleum Consultants to the Company with respect thereto have been reviewed, and accepted as having a reasonable basis, by the Company and has been included in the Prospectus in good faith by the Company. Except as expressly stated in the Preliminary Prospectus and the Prospectus, information in the Preliminary Prospectus and in the Prospectus regarding estimates of reserves, future net cash flows and present values of proved reserves comply in all material respects with the applicable requirements of Rule 4-10 of Regulation S-X and Industry Guide 2 under the Securities Act;

                          (xxviii)  Each of the Company and the Subsidiaries
                 maintains liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by independent oil companies of comparable size to the Company engaged in the acquisition, development and exploration of oil and gas properties and related assets (which may include self-insurance in comparable form to that maintained by such responsible companies); neither the Company nor any of the

                 Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect;

                          (xxix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

                          (xxx)  Neither the Company nor any of the
                 Subsidiaries has, nor to the knowledge of the Company, has any officer, director or employee of the Company or any of the Subsidiaries or any other person acting on behalf of the Company or any of the Subsidiaries, for the benefit of the Company or any of such Subsidiaries at any time during the last five years, (i) made any unlawful gift or contribution to any candidate for federal, state, local or foreign political office, or failed to disclose fully any such gift or contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, which would be reasonably likely to subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). Each of the Company's and the Subsidiaries' internal accounting controls are sufficient to cause the Company and the Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended;

                          (xxxi) No person has any right to the registration of any security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby that has not been waived or lapsed;

                          (xxxii)  As of the date of the Prospectus, neither
                 the Company nor any of the Subsidiaries is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Securities Act;

                          (xxxiii)  The minute books of each of the Company and
                 the Subsidiaries have been made available to the Underwriters, contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective incorporation and reflect all transactions referred to in such minutes accurately in all respects; and

                          (xxxiv)  Each of the Company and the Subsidiaries has
                 filed all tax returns required to be filed by it in any jurisdiction, and has paid all taxes shown to be due on such returns or claimed to be due from such entities, other than those being contested in good faith. All tax liabilities, including those being contested by the Company or the Subsidiaries are adequately reserved for in the Company's financial statements (in accordance with generally accepted accounting principles). No tax deficiency has been asserted and no tax proceedings are pending or are threatened against the Company or any of the Subsidiaries, and to the knowledge of the Company, no such deficiency or proceeding is contemplated.

         (b) The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                          (i) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein;

                          (ii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the company by an Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein;

                          (iii) All Governmental Authorizations required for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder have been obtained, except (A) the registration under the Securities Act of the

                 Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been delivered to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc.; and the Selling Shareholder has full authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

                          (iv) No Government Authorization of or with any Governmental Agency is required for the issue and sale of the Shares, effecting the consummation by the Company and the Selling Shareholder of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc.;

                          (v) No Government Authorization of or with any Governmental Agency is required for the consummation by the Company and the Selling Shareholder of the transactions contemplated by the Offering, except such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you;

                          (vi)  The execution and delivery of, and the
                 performance by the Selling Shareholder, of its obligations hereunder, constitute the valid and legally binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity, regardless of whether such enforceability is considered in a preceding in equity or at law;

                          (vii) The sale of the Shares to be sold by the Selling Shareholder hereunder, the compliance by the Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject, and no Government Authorization of or with any Governmental Agency is required for the sale of the Shares or the consummation by the Selling Shareholder of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc.;

                          (viii) The Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

                          (ix) The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                          (x)  In order to document the Underwriters'
                 compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transaction herein contemplated, the Selling Shareholder will deliver to you prior to the first Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form [W-9] or Form [W-8] (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                          (xi) Certificates in negotiable form representing all of the Shares to be sold by the Selling Shareholder hereunder have been prepared and will be delivered to you in accordance with the instructions in accordance with Section 4 of this Agreement; and

                          (xii)  The Shares to be sold by the Selling
                 Shareholder are subject to the interests of the Underwriters hereunder; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by dissolution, or by the occurrence of any other event; if the Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement.

         2. Subject to the terms and conditions herein set forth, (a) the Company and the Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per Share of $____________, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 997,500 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Rauscher Pierce Refsnes, Inc. may request upon at least forty-eight hours' notice to the Company and the Selling Shareholder prior to Time of Delivery (as defined below) (the "Notification Time"), shall be delivered by or on behalf of the Company and the Selling Shareholder to Rauscher Pierce Refsnes, Inc., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer payable to the order of the Company or the Selling Shareholder, as the case may be, in immediately available funds. The Company and the Selling Shareholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined blow) with respect thereto at the office of Rauscher Pierce Refsnes, Inc., 2711 N. Haskell Ave., Suite 2400, Dallas, Texas 75204-2936 or such other designated location (the "Designated Office").

                 The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Central Standard Time, on November ____, 1997 or such other time and date as Rauscher Pierce Refsnes, Inc. and the Company and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Central Standard Time, on the date specified by Rauscher Pierce Refsnes, Inc. in the written notice given by Rauscher Pierce Refsnes, Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Rauscher Pierce Refsnes, Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery."

                 (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202 (the "Closing Location"), and the Shares will be delivered as specified in Section 4 above, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Central Standard Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and, with respect to clauses (f) and (l) below, the Selling Stockholder agree with each of the Underwriters:

                 (a) To prepare the Prospectus in a form approved by you (such approval not to be unreasonably withheld or delayed) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to advise you promptly of the necessity to make, and to make further amendments or supplements to the Registration

         Statement or Prospectus in such form as has been previously approved by you (such approval not to be unreasonably withheld or delayed); to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, to advise the Underwriters promptly of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Prospectus or of the Prospectus or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time;

                 (b) To advise the Underwriters promptly, and, if requested by the Underwriters confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and to use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Common Stock under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Common Stock under any state securities or Blue Sky laws, to use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                 (c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of the United States and such other jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (d) To furnish the Underwriters and counsel for the Underwriters, without charge, with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares by the Underwriters and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you (and, if requested, to confirm such notification in writing) and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time after nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

                 (e) To make generally available to its securityholders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                 (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not, directly or indirectly, to offer to sell, sell, pledge, contract to sell, grant any option for the sale of or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, without the prior written consent of Rauscher Pierce Refsnes, Inc.;

                 (g) During a period of five years from the effective date of the Registration Statement, to furnish to the Company's stockholders
         (i) as soon as practicable after the end of each fiscal year, but in no event later than 90 days after the end of the applicable fiscal year, an annual report (including statements of financial position, earnings and retained earnings and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the U.S. ("GAAP")) and to file such annual report on Form 10-K with the Commission and (ii) as soon as practicable after the end of each of the first three quarters of each fiscal year but in no event later than 45 days after the end of the applicable fiscal quarter prepared in accordance with GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), a quarterly report (including a statement of financial position, earnings and retained earnings and cash flows of the Company) and its consolidated subsidiaries and to file such quarterly report on Form 10-Q with the Commission;

                 (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements of the Company furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed;

                 (i) To maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock;

                 (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                 (k) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the Closing Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                 (l) Not to (and to cause each of the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares;

                 (m) Prior to the Closing Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior consent of the Underwriters, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law, and then, only after consultation with the Underwriters;

                 (n) To list, subject to notice of issuance, the Shares on the American Stock Exchange;

                 (o) In connection with the Offering, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters;

                 (p) In connection with the Offering, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters; and

                 (q) To not take any action prior to the Closing Date which in the Company's reasonable judgment would require the Prospectus to be amended or supplemented.

         6. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid, to the extent not otherwise previously paid by the Selling Shareholder, the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selling Agreements, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5 hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the American Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (vii) the cost of preparing share certificates; (viii) the cost and charges of any transfer agent or registrar;
(ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (x) any fees and expenses of counsel for the Selling Shareholder and
(xi) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder. In connection with clause (xi) of the preceding sentence, Rauscher Pierce Refsnes, Inc. agrees to pay [NEW YORK STATE STOCK TRANSFER TAX], and the Selling Shareholder agrees to reimburse Rauscher Pierce Refsnes, Inc. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                 (b) Haynes and Boone, LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Thompson & Knight, P.C., counsel for the Company and the Selling Shareholder, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation (or, with respect to Hunter Butcher, as a limited liability company) in good standing under the laws of its jurisdiction of incorporation or formation, with corporate or other power and authority to own its properties and conduct its business as described in the Prospectus;

                          (ii) The Company and each of its Subsidiaries has been duly qualified as a foreign corporation (or, with respect to Hunter Butcher, as a foreign limited liability company) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a material adverse change in or affecting the general affairs, management, prospects, current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole;

                          (iii) This Agreement has been duly executed and delivered by the Company and the Selling Shareholder under the laws of the State of Texas;

                          (iv) All of the issued shares of capital stock of the Company (including the Shares being delivered to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be, against payment therefor in accordance with the Agreement) have been duly authorized and validly issued, are fully paid and nonassessable are owned by the Company, directly or through one or more Subsidiaries, in either case free and clear of any liens, charges, claims, pledges, security interests or encumbrances of any kind whatsoever other than as disclosed in the Prospectus and have not been issued in violation of or subject to any preemptive rights arising under the Company's Articles of Incorporation or Bylaws or under the laws of the state of Nevada or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares of Common Stock upon issuance of such shares of capital stock by the Company;

                          (v) All offers and sales of the Company's capital stock prior to the date hereof were made in compliance with or were the subject of an available exemption from the registration provisions of the Securities Act and the registration provisions of the State of Nevada and all other applicable federal laws or regulations or any actions under the Securities Act or any federal laws or regulations or laws or regulations of the State of Nevada in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation;

                          (vi) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of the Subsidiaries;

                          (vii) The execution and delivery by the Company of this Agreement, the performance by the Company hereunder or thereunder, the compliance by the Company with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, each in accordance with its terms, do not and will not conflict with or result in any breach or violation of, constitute a default under or result in the creation or imposition of any lien, charge, claim, pledge, security interest or other encumbrance upon any property or assets of the Company, the Subsidiaries or the Selling Shareholder pursuant to the terms of (A) the charter or by-laws of the Company or any of the Subsidiaries, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument known to such counsel to which the Company, any of the Subsidiaries or the Selling Shareholder is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such conflicts, breaches, violations, defaults and creations or impositions which in the aggregate would not have a Material Adverse Effect, or (C) any statute, rule or regulation or, to the best of such counsel's knowledge, any judgment, decree or order applicable to the Company, any of the Subsidiaries or the Selling Shareholder of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or the Selling Shareholder or any of their respective activities or properties, except with respect to this clause (C) for such conflicts, breaches, violations, defaults and creations or impositions which in the aggregate would not have a Material Adverse Effect. Such counsel need express no opinion in this paragraph (vi) as to (A) state securities or Blue Sky laws or
                 (B) with respect to matters of fact relating to compliance with any financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company;

                          (viii) The descriptions in the Prospectus and the Registration Statement of any of the agreements and documents to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties are bound, including any such agreement or document incorporated by reference into the Prospectus, or of any statutes, are accurate in all material respects and fairly present the subject matter thereof;

                          (ix) No Governmental Authorization is required for the issue and sale of the Shares by the Company or the sale of the Shares by the Selling Shareholder or the consummation by the Company or the Selling Shareholder of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Bylaws, rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters;

                          (x) The authorized, the issued and the issued and outstanding capital stock of the Company set forth in the Prospectus is true and correct in all material respects and the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                          (xi) The statements in the Prospectus under the captions "Description of Capital Stock," "Risk Factors -- Shares Eligible for Future Sale" and "Underwriting," and in the Registration Statement in Items ____ and, insofar as such statements constitute a summary of the terms of the Common Stock, legal matters or documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings in all material respects;

                          (xii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Indebtedness," "Risk Factors -- Shares Eligible for Future Sale," and "____________________" and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or described therein in all material respects, and filed as exhibits to the Registration Statement as required;

                          (xiii) To the best of such counsel's knowledge, there is no action, arbitration, suit, or other proceeding pending or threatened in writing or any judgments outstanding against the Company, any of the Subsidiaries, or the Selling Shareholder or involving the properties or business of the Company or any of the Subsidiaries which (A) questions the validity of the capital stock of the Company or any of the Subsidiaries or of this Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with any of the foregoing or (B) except as disclosed in the Prospectus, could have a Material Adverse Effect;

                          (xiv) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

                          (xv) Neither the Company nor the Selling Shareholder is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                          (xvi) The Company has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein; the execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms; except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Agreement may be limited by federal or state securities laws or public policy relating thereto;

                          (xvii) The Selling Shareholder has full right, power and authority to sell, assign, transfer and deliver such Shares hereunder;

                          (xviii)  Assuming that the Selling Shareholder
                 acquired its interest in the Shares in good faith and without notice of any adverse claims, upon delivery of the Shares registered in its name to the Underwriters in the State of [NEW YORK], the Underwriters will acquire all of the Selling Shareholder's rights in the Shares free of any adverse claims [(WITHIN THE MEANING OF SECTION 8-302 OF THE NEW YORK UCC)];

                          (xix) To the knowledge of such counsel, the Company and the Subsidiaries are not in violation of their charters or bylaws; neither the Company nor any of the Subsidiaries is in breach of, or in default with respect to, any provisions of any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such breaches or defaults as would not have a Material Adverse Effect, and to the knowledge of such counsel, the Company and the Subsidiaries are in material compliance with all laws, rules and regulations and all judgments, decrees and orders of any judicial or governmental authority to which the Company or any of the Subsidiaries or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, except for such noncompliance as would not have a Material Adverse Effect;

                          (xx) The Registration Statement has become effective under the Securities Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act;

                          (xxi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules , as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; such counsel may state that because the primary purpose of their engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraphs (x) and (xi) above), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, such counsel may state that they assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements included in the Registration Statement and the Prospectus and they have not examined the accounting or financial records from which such statements and data are derived. Such counsel may state that although certain portions of the Registration Statement and the Prospectus have been included therein on the authority of "experts" within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement or the Prospectus. However, such counsel may state that they have participated in conferences with officers, legal counsel and other representatives of the Company, representatives of the independent accountants of the Company, and with representatives of, and legal counsel for, the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel may state that they have also reviewed certain corporate documents furnished to them by the Company. Based on such participation and review (relying as to materiality to a certain extent upon the officers and the other representatives of the Company), and subject to the limitations described above, such counsel may state that they advise the Underwriters that no facts have come to their attention that causes them to believe that the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel may state that to their knowledge there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement which are not filed as required.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States;

                 (d) On the date of the Prospectus of a time prior to the execution of this Agreement, at 9:30 a.m., Central Standard Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP and Hein + Associates LLP shall have furnished to you a letter or letters, dated the respective dates on delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

                 (e) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or any increase in long-term debt of the Company or any of the Subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                 (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange, the Nasdaq National Market or any other nationally recognized exchange; (ii) a suspension or material limitation in trading in the Company's securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, Texas or Japan declared by the relevant authorities; or (iv) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                 (g) The Shares to be sold by the Company and the Selling Shareholder at such Time of Delivery shall have been duly listed on the American Stock Exchange;

                 (h) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, in their respective capacities as such, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as you may reasonably request;

                 (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the executive officers and directors of the Company, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you; and

         8. (a) The Company, the Selling Shareholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein; provided, further, that the liability of the Selling Shareholder pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by the Selling Shareholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

                 (b) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Rauscher Pierce Refsnes, Inc. expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).
         The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) The obligations of the Company, the Selling Shareholder under this Section 8 shall be in addition to any liability which the Company, the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholder, except for the expenses to be borne by the Company and the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholder as provided herein, the Company and the Selling Shareholder pro rata (based on the number of Shares to be sold by the Company and the Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Rauscher Pierce Refsnes, Inc. on behalf of you as the representatives; and in all dealings with the Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of Selling Shareholder made or given by the Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Rauscher Pierce Refsnes, Inc., 2711
N. Haskell Ave., Suite 2400, Dallas,

Texas 75204-2936, Attention: [REGISTRATION DEPARTMENT]; if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the Selling Shareholder at Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any [NEW YORK COURT], (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholder has appointed [CT CORPORATION SYSTEM, NEW YORK, NEW YORK], as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any [NEW YORK COURT] by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Selling Shareholder, as the case may be, shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder as the case may be.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and the Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                               *   *   *   *   *

         If the foregoing is in accordance with your understanding, please sign and return to us eight (8) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                           Very truly yours,

                                           MAGNUM HUNTER, RESOURCES, INC.
                                           ("COMPANY")


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           -------------------------------------
                                           GARY C. EVANS ("SELLING SHAREHOLDER")



Accepted as of the date hereof at Dallas, Texas

RAUSCHER PIERCE REFSNES, INC.
OPPENHEIMER & CO., INC.
JOHNSON RICE & COMPANY L.L.C.
VAN KASPER & COMPANY



By:
     ----------------------------
     (Rauscher Pierce Refsnes, Inc.)
     On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                 Total Number of Firm   Number of Optional Shares
                                                                     Shares to be           to be Purchased if
                         Underwriter                                  Purchased          Maximum Option Exercised
                         -----------                                  ---------          ------------------------
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . .
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . .
Johnson Rice & Company L.L.C. . . . . . . . . . . . . . . . .
Van Kasper & Company  . . . . . . . . . . . . . . . . . . . .

                                                                      ---------                 ---------
                                                                      6,650,000                   997,500
                                                                      =========                 =========

                                                                         ANNEX I

         Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                          (i)  They are independent certified public
                 accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

                          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

                          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                          (v) They have reviewed the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-B, carried out limited procedures specified in such letter with respect to such information, and compared such information with the accounting records of the Company nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform;

                          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and the Subsidiaries, inspection of the minute books of the Company and the Subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause
                 (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                          (D)     any unaudited pro forma consolidated
                 condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and the Subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and the Subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Subsidiaries and have found them to be in agreement.